GCP Applied Technologies Reports Fourth Quarter and Full Year 2016 Results

Full Year Highlights:

•	Net sales down 4.4%; Net Sales, Constant Currency excluding Venezuela* up 2.3%

•	Net income of $72.8 million; Adjusted EBIT Margin excluding Venezuela* up 110 bps

•	Diluted EPS of $1.02; Adjusted EPS* of $1.41

•	Net cash provided by operating activities of $127.9 million; Adjusted Free Cash Flow* of $114.3 million

Cambridge, MA - March 2, 2017 - GCP Applied Technologies Inc. (NYSE: GCP) announced fourth quarter and full year 2016 results.

Total GCP Applied Technologies
($ Millions)

	Q4 2016	% Change	FY 2016	% Change
Net sales	$332.9	0.1%	$1,355.8	(4.4)%
Net income attributable to GCP shareholders	$3.4	(55.8)%	$72.8	81.5%
Adjusted EBIT*	$49.5	(2.6)%	$213.8	(5.7)%
Adjusted EBIT Margin*	14.9%	(40) bps	15.8%	(20) bps

Net Sales, Constant Currency excluding Venezuela*	$331.3	0.2%	$1,378.6	2.3%
Adjusted EBIT excluding Venezuela*	$46.5	(7.6)%	$211.1	6.9%
Adjusted EBIT Margin excluding Venezuela*	14.2%	(100) bps	15.7%	110 bps

“We successfully completed our first year as a public company with Constant Currency Sales excluding Venezuela up 2.3%, principally driven by the performance of our construction segments in North America. We also expanded the company’s Adjusted EBIT Margin excluding Venezuela to 15.7% and exceeded our Adjusted Free Cash Flow commitment, generating $114 million in 2016,” said President and Chief Executive Officer Gregory E. Poling. “In 2017, we will continue to position GCP for growth by focusing on our customers, refreshing our portfolio and introducing new, high-value products and services.”

Full Year 2016:

•
Net sales decreased 4.4% primarily due to a decline in sales in Venezuela and unfavorable currency translation; Net Sales, Constant Currency, excluding Venezuela were up 2.3% primarily due to higher sales volumes in our construction businesses in North America

•
GCP's gross margin increased 260 basis points to 39.0% primarily due to lower raw material costs, productivity improvements and the devaluation impact of Venezuela included in cost of goods sold in 2015; GCP's Adjusted Gross Margin of 39.7% increased 180 basis points primarily due to lower raw material costs and productivity improvements

•
Adjusted EBIT decreased 5.7% primarily due to a decrease in Venezuela’s Adjusted EBIT and an increase in pension costs, partially offset by higher gross profit due to increased sales volumes and lower raw material costs; Adjusted EBIT excluding Venezuela grew 6.9% and Adjusted EBIT Margin excluding Venezuela expanded 110 basis points primarily due to higher gross margin

Fourth Quarter and Full Year Segment Performance

Specialty Construction Chemicals
($ Millions)

	Q4 2016	% Change	FY 2016	% Change
Net sales	$157.2	(1.8)%	$623.8	(10.2)%
Gross margin	37.1%	320 bps	36.9%	170 bps
Segment operating income	$18.9	12.5%	$72.6	(13.3)%
Segment operating margin	12.0%	150 bps	11.6%	(50) bps

Net Sales, Constant Currency excluding Venezuela*	$155.2	(2.5)%	$636.2	(0.6)%
Adjusted Gross Margin excluding Venezuela*	36.6%	280 bps	36.7%	310 bps
Adjusted EBIT excluding Venezuela*	$17.1	4.3%	$69.6	22.5%
Adjusted EBIT Margin excluding Venezuela*	11.1%	80 bps	11.3%	240 bps

Full Year 2016:

•
Net sales decreased 10.2% primarily due to a decline in sales in Venezuela; Net Sales, Constant Currency, excluding Venezuela were down 0.6% as price increases in North America and Latin America were offset by volume declines in Latin America

•
Gross margin improved 170 basis points compared to the prior year primarily due to lower raw material costs and increases in productivity; Adjusted Gross Margin excluding Venezuela improved 310 basis points due to price increases and raw material deflation

•
Segment operating income declined 13.3% and segment operating margin decreased 50 basis points primarily due to a decrease in Venezuela's Adjusted EBIT, partially offset by lower raw material costs and improved productivity; Adjusted EBIT excluding Venezuela grew 22.5% and Adjusted EBIT Margin excluding Venezuela expanded 240 basis points due to lower raw material costs and productivity improvements

Fourth Quarter 2016:

•
Net sales decreased 1.8% primarily due to volume declines in the EMEA region and Latin America as well as unfavorable currency translation; Net Sales, Constant Currency, excluding Venezuela were down 2.5% due to the same factors as the decrease in Net sales

•	Both gross margin and Adjusted Gross Margin excluding Venezuela improved due to favorable price and raw material deflation partially offset by unfavorable currency translation

•
Segment operating income increased 12.5% and segment operating margin increased 150 basis points largely due to improved gross margins; Adjusted EBIT excluding Venezuela grew 4.3% and Adjusted EBIT Margin excluding Venezuela expanded 80 basis points to 11.1% also largely due to improved gross margins

Specialty Building Materials
($ Millions)

	Q4 2016	% Change	FY 2016	% Change
Net sales	$104.2	3.7%	$422.7	6.2%
Net Sales, Constant Currency*	$105.6	5.1%	$429.4	7.9%
Gross margin	45.1%	(100) bps	46.5%	140 bps
Segment operating income	$25.1	(4.6)%	$114.0	14.5%
Segment operating margin	24.1%	(210) bps	27.0%	200 bps

Full Year 2016

•
Net sales increased 6.2% due to higher volumes, improved pricing and the acquisition of Halex, partially offset by unfavorable currency translation; Net Sales, Constant Currency grew 7.9% as growth in North America including the impact of Halex was offset by declines in EMEA and Asia Pacific

•	Gross margin increased 140 basis points due to higher net sales, raw material deflation, favorable product line mix and productivity

•	Segment operating income increased 14.5% and segment operating margin expanded 200 basis points primarily due to increased volumes and raw material deflation

Fourth Quarter 2016

•
Net sales increased 3.7% as pricing gains and the acquisition of Halex Corporation were partially offset by unfavorable currency translation; Net Sales, Constant Currency grew 5.1% as growth in North America including the impact of Halex was partially offset by declines in all other regions

•	Gross margin declined 100 basis points as higher price and raw material deflation were more than offset by lower margin mix, unfavorable currency translation and the impact of Halex

•	Segment operating income decreased 4.6% due to lower gross margin and investments in sales and marketing initiatives

Darex Packaging Technologies
($ Millions)

	Q4 2016	% Change	FY 2016	% Change
Net sales	$71.5	(0.6)%	$309.3	(5.2)%
Gross margin	35.8%	190 bps	36.0%	110 bps
Segment operating income	$13.6	(19.0)%	$64.8	(11.0)%
Segment operating margin	19.0%	(440) bps	21.0%	(130) bps

Net Sales, Constant Currency excluding Venezuela*	$70.5	(0.7)%	$313.0	0.9%
Adjusted Gross Margin excluding Venezuela*	34.6%	50 bps	35.5%	80 bps
Adjusted EBIT excluding Venezuela*	$12.1	(27.1)%	$61.5	(9.4)%
Adjusted EBIT Margin excluding Venezuela*	17.4%	(600) bps	20.3%	(160) bps

Full Year 2016

•
Net sales decreased 5.2% primarily due to a sales decline in Venezuela; Net Sales, Constant Currency, excluding Venezuela increased 0.9% as higher volumes in Latin America and Asia Pacific as well as increased price in Latin America were partially offset by lower volumes in Europe and North America

•	Gross margin increased 110 basis points and Adjusted Gross Margin excluding Venezuela increased 80 basis points primarily due to lower raw material cost and productivity

•
Segment operating income decreased 11.0% primarily due to a decline in Venezuela's Adjusted EBIT, higher general and administrative expenses, and a favorable impact from the sale of an operating asset in the prior year that did not repeat in 2016; Adjusted EBIT excluding Venezuela declined 9.4% due to higher general and administrative expenses and a favorable impact from the sale of an operating asset in the prior year that did not repeat in 2016

Fourth Quarter 2016

•
Net sales decreased 0.6% as price gains were offset by lower volumes and unfavorable currency translation; Net Sales, Constant Currency, excluding Venezuela declined 0.7% due to lower pricing and volumes as well as unfavorable currency translation

•
Gross margin increased 190 basis points as price and volume gains were partially offset by raw material inflation; Adjusted Gross Margin excluding Venezuela increased 50 basis points due to raw material deflation and productivity programs

•
Segment operating income decreased 19.0% and Adjusted EBIT excluding Venezuela decreased 27.1% largely due to higher general and administrative expenses and the impact from the sale of an operating asset in the fourth quarter of 2015

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measures.

Restructuring and Repositioning Expenses
Restructuring expenses were $1.9 million for 2016. Repositioning expenses associated with the separation from W.R. Grace & Co. were $15.3 million for 2016, consisting primarily of professional services, IT systems and employee-related transition costs.

Interest Expense
Prior to the February 3, 2016 separation, GCP raised $800 million of debt. This resulted in net interest expense of $64.6 million for 2016 compared with $2.5 million for the prior year. In the third quarter of 2016, GCP refinanced its term loan with a reduced interest rate and incurred $1.2 million of related third-party financing costs, which are included in interest expense.

Income Taxes
The effective tax rate for the year ended December 31, 2016 was 30.4% compared to the effective tax rate of 67.3% for the year ended December 31, 2015. The decrease in the Company's effective tax rate for the year ended December 31, 2016 compared to the same period in 2015 was primarily due to a 2015 repatriation of foreign earnings and the nondeductible loss in Venezuela recorded in 2015. The early adoption of ASU 2016-09 in 2016 reduced the effective tax rate by 1.9 percentage points, or $2.0 million for the year ended December 31, 2016.

Full Year 2017 Outlook1
Today GCP is introducing guidance for 2017 which includes the results of the acquired Halex Corporation and our operations in Venezuela.

Full Year 2017
Net Sales, Constant Currency	Growth of 4% to 6%
Adjusted EBIT	Growth of 5% to 9%
Adjusted EPS	$1.48 to $1.57[2]
Adjusted Free Cash Flow	Approximately $100 million
Tax rate	32% to 33%
Capital expenditures	Equal to or less than 4% of sales

12017 GCP guidance figures assume January 2017 FX rates carried forward into the guidance period.
2 Assumes 71.7 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its 2016 results and full year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available through March 9, 2017. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10099916. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales excluding Venezuela, Net Sales, Constant Currency excluding Venezuela, Adjusted EBIT, Adjusted EBIT excluding Venezuela, Adjusted EBIT Margin, Adjusted EBIT Margin excluding Venezuela, Gross margin excluding Venezuela, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

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About GCP Applied Technologies
GCP Applied Technologies is a leading global provider of products and technology solutions for customers in the specialty construction chemicals, specialty building materials, and packaging sealants and coatings industries. Our products help improve the performance of our customers’ products, increase productivity in their application or manufacturing processes, and meet the increasing regulatory requirements impacting their industry. GCP has approximately 3,000 employees on six continents, and serves customers in more than 110 countries. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual events to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding indebtedness; developments affecting GCP’s funded and unfunded pension obligations; legal and environmental proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the separation from W.R. Grace & Co.; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; costs of compliance with environmental regulation; and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available on the Internet at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revisions to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc. Consolidated Statements of Operations
	Unaudited		Audited
	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2016	2015	2016	2015
Net sales	$332.9	$332.5	$1,355.8	$1,418.6
Cost of goods sold	209.8	214.4	827.1	902.4
Gross profit	123.1	118.1	528.7	516.2
Selling, general and administrative expenses	92.4	78.9	312.8	296.4
Research and development expenses	5.9	5.5	23.0	22.3
Interest expense and related financing costs	16.8	0.4	65.8	1.5
Interest expense, net - related party	—	0.5	—	1.2
Repositioning expenses	1.0	—	15.3	—
Restructuring expenses and asset impairments	0.5	1.7	1.9	11.6
Loss in Venezuela	—	—	—	59.6
Other expense (income), net	0.6	(2.9)	3.9	(1.6)
Total costs and expenses	117.2	84.1	422.7	391.0
Income before income taxes	5.9	34.0	106.0	125.2
Provision for income taxes	(2.4)	(26.1)	(32.2)	(84.3)
Net income	3.5	7.9	73.8	40.9
Less: Net income attributable to noncontrolling interests	(0.1)	(0.2)	(1.0)	(0.8)
Net income attributable to GCP shareholders	$3.4	$7.7	$72.8	$40.1
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Net income attributable to GCP shareholders	$0.05	$0.11	$1.03	$0.57
Weighted average number of basic shares	71.1	70.5	70.8	70.5
Diluted earnings per share:
Net income attributable to GCP shareholders	$0.05	$0.11	$1.02	$0.57
Weighted average number of diluted shares	72.2	70.5	71.7	70.5

GCP Applied Technologies Inc. Consolidated Balance Sheets
(In millions, except par value and shares)	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$163.3	$98.6
Trade accounts receivable, less allowance of $4.9 (2015—$6.2)	217.1	203.6
Inventories	121.6	105.3
Other current assets	51.8	38.9
Total Current Assets	553.8	446.4
Properties and equipment, net	232.2	197.1
Goodwill	119.3	102.5
Technology and other intangible assets, net	53.0	33.3
Deferred income taxes	83.3	17.6
Overfunded defined benefit pension plans	21.2	26.1
Other assets	27.0	10.1
Total Assets	$1,089.8	$833.1
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
Debt payable within one year	$47.9	$25.7
Accounts payable	122.6	109.0
Loans payable - related party	—	42.3
Other current liabilities	141.0	125.5
Total Current Liabilities	311.5	302.5
Debt payable after one year	783.0	—
Deferred income taxes	8.9	8.7
Unrecognized tax benefits	9.7	5.2
Underfunded and unfunded defined benefit pension plans	98.0	34.0
Other liabilities	17.7	8.6
Total Liabilities	1,228.8	359.0
Commitments and Contingencies - Note 9
Stockholders' (Deficit) Equity
Net parent investment	—	598.3
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 71,081,764	0.7	—
Paid-in capital	11.0	—
Accumulated deficit	(4.7)	—
Accumulated other comprehensive loss	(147.6)	(127.7)
Treasury stock	(2.1)	—
Total GCP Stockholders' (Deficit) Equity	(142.7)	470.6
Noncontrolling interests	3.7	3.5
Total Stockholders' (Deficit) Equity	(139.0)	474.1
Total Liabilities and Stockholders' (Deficit) Equity	$1,089.8	$833.1

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows
	Year Ended December 31,
(In millions)	2016	2015
OPERATING ACTIVITIES
Net income	$73.8	$40.9
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	36.2	31.8
Impairments of certain assets	—	—
Amortization of debt discount and financing costs	2.8	—
Stock-based compensation expense	6.8	3.7
Gain on termination and curtailment of pension and other postretirement plans	(0.8)	—
Currency and other losses in Venezuela	4.4	73.2
Deferred income taxes	(14.1)	8.7
Excess tax benefits from stock-based compensation	—	(8.2)
Loss on disposal of property and equipment	0.9	1.3
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(16.4)	(20.9)
Inventories	(9.3)	(5.2)
Accounts payable	9.2	1.9
Pension assets and liabilities, net	21.5	13.4
Other assets and liabilities, net	12.9	11.2
Net cash provided by operating activities	127.9	151.8
INVESTING ACTIVITIES
Capital expenditures	(45.3)	(36.0)
Transfer from restricted cash and cash equivalents	—	—
Purchase of bonds	—	—
Proceeds from sale of bonds	—	—
Increase in lending to related party	—	—
Receipt of payment on loan from related party	—	43.1
Businesses acquired, net of cash acquired	(47.0)	—
Other investing activities	1.6	3.6
Net cash (used in) provided by investing activities	(90.7)	10.7
FINANCING ACTIVITIES
Borrowings under credit arrangements	321.1	51.2
Repayments under credit arrangements	(32.9)	(56.5)
Borrowings under related party loans	—	2.4
Repayments under related party loans	—	(12.9)
Proceeds from issuance of notes	525.0	—
Cash paid for debt financing costs	(18.2)	—
Share repurchase under GCP 2016 Stock Incentive Plan	(2.1)	—
Proceeds from exercise of stock options	4.4	—
Purchase of non-controlling interest in consolidated joint venture	—	—
Excess tax benefits from stock-based compensation	—	8.2
Noncontrolling interest dividend	(1.0)	—
Transfers to parent, net	(764.6)	(120.6)
Net cash provided by (used in) financing activities	31.7	(128.2)
Effect of currency exchange rate changes on cash and cash equivalents	(4.2)	(56.6)
Increase (decrease) in cash and cash equivalents	64.7	(22.3)
Cash and cash equivalents, beginning of period	98.6	120.9
Cash and cash equivalents, end of period	$163.3	$98.6
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$46.3	$22.8
Cash paid for income taxes, net of refunds--former Parent	$—	$52.8
Cash paid for interest on notes and credit arrangements	$39.3	$2.4

Analysis of Operations
The Company has set forth in the table below GCP's key operating statistics with percentage changes for the years ended December 31, 2016, 2015 and 2014. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, as these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates.  GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
Net Sales excluding Venezuela; Net Sales, Constant Currency excluding Venezuela; Adjusted EBIT excluding Venezuela; Adjusted EBIT Margin excluding Venezuela; and Adjusted Gross Margin excluding Venezuela mean GCP’s combined results or respective segment results excluding the financial results of its Venezuela operations. These are non-GAAP measures and should be reviewed in conjunction with the related GAAP measures. GCP uses these non-GAAP measures to assess its operating results independent of the impacts of extreme hyperinflation and geopolitical factors. Management believes that providing these metrics may allow investors to better analyze and compare GCP’s results of operations with peer companies whose operations may not be impacted by the economic challenges facing Venezuela.
The Company defines Adjusted EBIT (a non-GAAP financial measure) to be net income attributable to GCP shareholders adjusted for interest income; interest expense and related financing costs; income taxes; currency and other financial losses in Venezuela; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to certain product lines and investments; gains and losses on sales of businesses, product lines and certain other investments; third-party acquisition-related costs; the amortization of acquired inventory fair value adjustment; and certain other items that are not representative of underlying trends. Adjusted EBIT Margin means Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for management's decision-making and compensation purposes and because it allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
The Company defines Adjusted EBITDA (a non-GAAP financial measure) to be Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

The Company defines Adjusted Earnings Per Share (a non-GAAP financial measure) to be earnings per share ("EPS") on a diluted basis adjusted for costs related to restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected return on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party acquisition-related costs; other financing costs associated with the modification or extinguishment of debt; certain other items that are not representative of underlying trends; and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.
The Company defines Adjusted Gross Profit (a non-GAAP financial measure) to be gross profit adjusted for pension-related costs and loss in Venezuela included in cost of goods sold. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations. We note that the devaluation loss in Venezuela results primarily from geopolitical factors.
The Company defines Adjusted Free Cash Flow (a non-GAAP financial measure) to be net cash provided by or used for operating activities minus capital expenditures plus cash paid for restructuring and repositioning; taxes paid for repositioning; capital expenditures related to repositioning; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
The Company defines Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure) to be Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBIT excluding Venezuela, Adjusted EBITDA, Adjusted EPS, Adjusted EBIT Return on Invested Capital, Adjusted Gross Margin, Adjusted Gross Margin excluding Venezuela, Adjusted EBIT Margin, Adjusted EBIT Margin excluding Venezuela and Adjusted Free Cash Flow do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(In millions)	2016	2015	% Change	2016	2015	% Change
Net sales:
Specialty Construction Chemicals	$157.2	$160.1	(1.8)%	$623.8	$694.3	(10.2)%
Specialty Building Materials	104.2	100.5	3.7%	422.7	398.1	6.2%
Darex Packaging Technologies	71.5	71.9	(0.6)%	309.3	326.2	(5.2)%
Total GCP net sales	$332.9	$332.5	0.1%	$1,355.8	$1,418.6	(4.4)%

Net sales by region:
North America	$144.9	$137.0	5.8%	$572.8	$538.2	6.4%
Europe Middle East Africa (EMEA)	72.0	80.4	(10.4)%	321.3	341.1	(5.8)%
Asia Pacific	80.0	81.0	(1.2)%	322.6	329.6	(2.1)%
Latin America	36.0	34.1	5.6%	139.1	209.7	(33.7)%
Total net sales by region	$332.9	$332.5	0.1%	$1,355.8	$1,418.6	(4.4)%

Net Sales excluding Venezuela:
Specialty Construction Chemicals	154.0	159.1	(3.2)%	615.3	639.9	(3.8)%
Specialty Building Materials	104.2	100.5	3.7%	422.7	398.1	6.2%
Darex Packaging Technologies	69.4	71.0	(2.3)%	303.2	310.1	(2.2)%
Total GCP Net Sales excluding Venezuela (non-GAAP)	$327.6	$330.6	(0.9)%	$1,341.2	$1,348.1	(0.5)%

Net Sales, Constant Currency excluding Venezuela:
Specialty Construction Chemicals	155.2	159.1	(2.5)%	636.2	639.9	(0.6)%
Specialty Building Materials	105.6	100.5	5.1%	429.4	398.1	7.9%
Darex Packaging Technologies	70.5	71.0	(0.7)%	313.0	310.1	0.9%
Total GCP Net Sales, Constant Currency excluding Venezuela (non-GAAP)	$331.3	$330.6	0.2%	$1,378.6	$1,348.1	2.3%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except per share amounts)	2016	2015	% Change	2016	2015	% Change
Profitability performance measures:
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$18.9	$16.8	12.5%	$72.6	$83.7	(13.3)%
Specialty Building Materials segment operating income	25.1	26.3	(4.6)%	114.0	99.6	14.5%
Darex Packaging Technologies segment operating income	13.6	16.8	(19.0)%	64.8	72.8	(11.0)%
Corporate costs(B)	(6.0)	(7.8)	23.1%	(29.2)	(24.3)	(20.2)%
Certain pension costs(C)	(2.1)	(1.3)	(61.5)%	(8.4)	(5.1)	(64.7)%
Adjusted EBIT (non-GAAP)	$49.5	$50.8	(2.6)%	$213.8	$226.7	(5.7)%
Currency and other financial losses in Venezuela	—	—	—%	—	(73.2)	NM
Repositioning expenses	(1.0)	—	NM	(15.3)	—	NM
Restructuring expenses and asset impairments	(0.5)	(1.7)	70.6%	(1.9)	(11.6)	83.6%
Pension MTM adjustment and other related costs, net	(20.5)	(14.5)	(41.4)%	(23.2)	(15.0)	(54.7)%
Gain on termination and curtailment of pension and other postretirement plans	(1.8)	—	NM	0.8	—	NM
Third-party acquisition-related costs	(1.8)	—	NM	(2.1)	—	NM
Other financing costs	—	—	—%	(1.2)	—	NM
Amortization of acquired inventory fair value adjustment	(1.3)	—	NM	(1.3)	—	NM
Interest expense, net	(16.8)	(0.8)	NM	(64.6)	(2.5)	NM
Provision for income taxes	(2.4)	(26.1)	90.8%	(32.2)	(84.3)	61.8%
Net income attributable to GCP shareholders (GAAP)	$3.4	$7.7	(55.8)%	$72.8	$40.1	81.5%
Diluted EPS (GAAP)	$0.05	$0.11		$1.02	$0.57
Adjusted EPS (non-GAAP)	$0.29			$1.41

Adjusted EBIT excluding Venezuela:
Specialty Construction Chemicals segment operating income excluding Venezuela	$17.1	$16.4	4.3%	$69.6	$56.8	22.5%
Specialty Building Materials segment operating income excluding Venezuela	25.1	26.3	(4.6)%	114.0	99.6	14.5%
Darex Packaging Technologies segment operating income excluding Venezuela	12.1	16.6	(27.1)%	61.5	67.9	(9.4)%
Corporate costs(B)	(5.7)	(7.7)	26.0%	(25.6)	(21.8)	(17.4)%
Certain pension costs(C)	(2.1)	(1.3)	(61.5)%	(8.4)	(5.1)	(64.7)%
Adjusted EBIT excluding Venezuela (non-GAAP)	$46.5	$50.3	(7.6)%	$211.1	$197.4	6.9%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
(In millions)	2016	2015	% Change	2016	2015	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$58.3	$54.3	7.4%	$229.9	$244.3	(5.9)%
Specialty Building Materials	47.0	46.3	1.5%	196.7	179.5	9.6%
Darex Packaging Technologies	25.6	24.4	4.9%	111.3	113.9	(2.3)%
Adjusted Gross Profit (non-GAAP)	130.9	125.0	4.7%	537.9	537.7	—%
Amortization of acquired inventory fair value adjustment	(1.3)	—	NM	(1.3)	—	NM
Loss in Venezuela in cost of goods sold	—	—	—%	—	(13.7)	NM
Pension costs in cost of goods sold	(6.5)	(6.9)	5.8%	(7.9)	(7.8)	(1.3)%
Total GCP Gross Profit (GAAP)	123.1	118.1	4.2%	528.7	516.2	2.4%

Gross Margin:
Specialty Construction Chemicals	37.1%	33.9%	3.2 pts	36.9%	35.2%	1.7 pts
Specialty Building Materials	45.1%	46.1%	(1.0) pts	46.5%	45.1%	1.4 pts
Darex Packaging Technologies	35.8%	33.9%	1.9 pts	36.0%	34.9%	1.1 pts
Adjusted Gross Margin (non-GAAP)	39.3%	37.6%	1.7 pts	39.7%	37.9%	1.8 pts
Amortization of acquired inventory fair value adjustment	(0.4)%	—%	NM	(0.1)%	—%	NM
Loss in Venezuela in cost of goods sold	—%	—%	—%	—%	(1.0)%	NM
Pension costs in cost of goods sold	(2.0)%	(2.1)%	0.1 pts	(0.6)%	(0.5)%	(0.1) pts
Total GCP Gross Margin (GAAP)	36.9%	35.5%	1.4 pts	39.0%	36.4%	2.6 pts

Adjusted Gross Profit excluding Venezuela:
Specialty Construction Chemicals excluding Venezuela	$56.4	$53.8	4.8%	$225.7	$215.3	4.8%
Specialty Building Materials excluding Venezuela	47.0	46.3	1.5%	196.7	179.5	9.6%
Darex Packaging Technologies excluding Venezuela	24.0	24.2	(0.8)%	107.5	107.6	(0.1)%
Adjusted Gross Profit excluding Venezuela (non-GAAP)	127.4	124.3	2.5%	529.9	502.4	5.5%
Amortization of acquired inventory fair value adjustment	(1.3)	—	NM	(1.3)	—	NM
Pension costs in cost of goods sold	(6.5)	(6.9)	5.8%	(7.9)	(7.8)	(1.3)%
Total GCP Adjusted Gross Profit excluding Venezuela (non-GAAP)	119.6	117.4	1.9%	520.7	494.6	5.3%

Adjusted Gross Margin excluding Venezuela:
Specialty Construction Chemicals excluding Venezuela	36.6%	33.8%	2.8 pts	36.7%	33.6%	3.1 pts
Specialty Building Materials excluding Venezuela	45.1%	46.1%	(1.0) pts	46.5%	45.1%	1.4 pts
Darex Packaging Technologies excluding Venezuela	34.6%	34.1%	0.5 pts	35.5%	34.7%	0.8 pts
Adjusted Gross Margin excluding Venezuela (non-GAAP)	38.9%	37.6%	1.3 pts	39.5%	37.3%	2.2 pts
Amortization of acquired inventory fair value adjustment	(0.4)%	—%	NM	(0.1)%	—%	NM
Pension costs in cost of goods sold	(2.0)%	(2.1)%	0.1 pts	(0.6)%	(0.5)%	(0.1) pts
Total GCP Adjusted Gross Margin excluding Venezuela (non-GAAP)	36.5%	35.5%	1.0 pts	38.8%	36.7%	2.1 pts

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
(In millions)	2016	2015	% Change	2016	2015	% Change
Adjusted profitability performance measures(A)(B)(C):
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$18.9	$16.8	12.5%	$72.6	$83.7	(13.3)%
Specialty Building Materials segment operating income	25.1	26.3	(4.6)%	114.0	99.6	14.5%
Darex Packaging Technologies segment operating income	13.6	16.8	(19.0)%	64.8	72.8	(11.0)%
Corporate and certain pension costs	(8.1)	(9.1)	11.0%	(37.6)	(29.4)	(27.9)%
Total GCP Adjusted EBIT (non-GAAP)	49.5	50.8	(2.6)%	213.8	226.7	(5.7)%

Depreciation and amortization:
Specialty Construction Chemicals	$5.0	$4.2	19.0%	$20.0	$18.0	11.1%
Specialty Building Materials	2.7	1.9	42.1%	9.6	7.8	23.1%
Darex Packaging Technologies	1.6	1.0	60.0%	6.4	4.8	33.3%
Corporate	(0.1)	0.3	NM	0.2	1.2	(83.3)%
Total GCP	9.2	7.4	24.3%	36.2	31.8	13.8%

Adjusted EBITDA:
Specialty Construction Chemicals	$23.9	$21.0	13.8%	$92.6	$101.7	(8.9)%
Specialty Building Materials	27.8	28.2	(1.4)%	123.6	107.4	15.1%
Darex Packaging Technologies	15.2	17.8	(14.6)%	71.2	77.6	(8.2)%
Corporate and certain pension costs	(8.2)	(8.8)	6.8%	(37.4)	(28.2)	(32.6)%
Total GCP Adjusted EBITDA (non-GAAP)	58.7	58.2	0.9%	250.0	258.5	(3.3)%

Adjusted EBIT Margin:
Specialty Construction Chemicals	12.0%	10.5%	1.5 pts	11.6%	12.1%	(0.5) pts
Specialty Building Materials	24.1%	26.2%	(2.1) pts	27.0%	25.0%	2.0 pts
Darex Packaging Technologies	19.0%	23.4%	(4.4) pts	21.0%	22.3%	(1.3) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	14.9%	15.3%	(0.4) pts	15.8%	16.0%	(0.2) pts

Adjusted EBITDA Margin:
Specialty Construction Chemicals	15.2%	13.1%	2.1 pts	14.8%	14.6%	0.2 pts
Specialty Building Materials	26.7%	28.1%	(1.4) pts	29.2%	27.0%	2.2 pts
Darex Packaging Technologies	21.3%	24.8%	(3.5) pts	23.0%	23.8%	(0.8) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	17.6%	17.5%	0.1 pts	18.4%	18.2%	0.2 pts

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)
(In millions)	Four Quarters Ended
	2016	2015	2014
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$213.8	$226.7	$195.4
Invested Capital:
Trade accounts receivable	217.1	203.6	225.8
Inventories	121.6	105.3	122.9
Accounts payable	(122.6)	(109.0)	(112.3)
	216.1	199.9	236.4
Other current assets (excluding income taxes and related party loans receivable)	41.2	34.5	38.6
Properties and equipment, net	232.2	197.1	197.5
Goodwill	119.3	102.5	114.0
Technology and other intangible assets, net	53.0	33.3	44.0
Other assets (excluding capitalized financing fees)	22.8	10.1	8.5
Other current liabilities (excluding income taxes, restructuring, repositioning and accrued interest)	(110.5)	(96.9)	(95.0)
Other liabilities (excluding other postretirement benefits liability)	(17.7)	(8.6)	(9.1)
Total invested capital	$556.4	$471.9	$534.9
Adjusted EBIT Return On Invested Capital (non-GAAP)	38.4%	48.0%	36.5%

(A)	GCP's segment operating income includes only GCP's share of income of consolidated joint ventures.

(B)	Management allocates all costs within corporate to each segment to the extent such costs are directly attributable to the segments.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. SCC, SBM and Darex segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments, actuarial gains and losses, gains or losses from curtailments and terminations and other related costs are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of the GCP businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments, actuarial gains and losses, and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of the GCP businesses.

NM - Not meaningful

(In millions)	Year Ended December 31,
	2016	2015	2014
Cash flow measure:
Net cash provided by operating activities	$127.9	$151.8	$161.0
Capital expenditures	(45.3)	(36.0)	(37.5)
Free Cash Flow (non-GAAP)	82.6	115.8	123.5
Cash paid for repositioning	17.7	—	—
Cash paid for restructuring	3.6	10.9	4.3
Capital expenditures related to repositioning	6.9	—	—
Cash taxes related to repositioning and restructuring	2.5	—	—
Accelerated pension plan contributions	1.0	—	0.8
Adjusted Free Cash Flow (non-GAAP)	$114.3	$126.7	$128.6

GCP Applied Technologies Inc. Venezuela Financial Performance (unaudited)

Venezuela Financial Performance for the Three Months Ended December 31, 2016
($ in millions)	SCC	Darex	Corporate	Total VZ
Net sales	$3.2	$2.1	$—	$5.3
Adjusted Gross Profit	1.9	1.6	—	3.5
Adjusted EBIT	1.8	1.5	(0.3)	3.0

Venezuela Financial Performance for the Three Months Ended December 31, 2015
($ in millions)	SCC	Darex	Corporate	Total VZ
Net sales	$1.0	$0.9	$—	$1.9
Adjusted Gross Profit	0.5	0.2	—	0.7
Adjusted EBIT	0.4	0.2	(0.1)	0.5

Three Months Ended December 31, 2016 versus Three Months Ended December 31, 2015 - Change (%)
	SCC	Darex	Corp	Total VZ
Net sales	220.0%	133.3%	NM	178.9%
Adjusted Gross Profit	280.0%	700.0%	NM	400.0%
Adjusted EBIT	350.0%	650.0%	200.0%	500.0%

Venezuela Financial Performance for the Year Ended December 31, 2016
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net sales	$8.5	$6.1	$—	$14.6
Adjusted Gross Profit	4.2	3.8	—	8.0
Adjusted EBIT	3.0	3.3	(3.6)	2.7

Venezuela Financial Performance for the Year Ended December 31, 2015(1)
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net sales	$54.4	$16.1	$—	$70.5
Adjusted Gross Profit	29.0	6.3	—	35.3
Adjusted EBIT	26.9	4.9	(2.5)	29.3

Year Ended December 31, 2016 versus Year Ended December 31, 2015 - Change (%)
	SCC	Darex	Corporate	Total Venezuela
Net sales	(84.4)%	(62.1)%	NM	(79.3)%
Adjusted Gross Profit	(85.5)%	(39.7)%	NM	(77.3)%
Adjusted EBIT	(88.8)%	(32.7)%	44.0%	(90.8)%
_________________________

(1)
In the tables above for the year ended December 31, 2015, Venezuela's Adjusted Gross Profit excludes the $13.7 million loss in Venezuela included in cost of goods sold and Adjusted EBIT excludes the $73.2 million currency and other financial losses in Venezuela incurred as a result of the currency devaluation in the third quarter of 2015.

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)
	Three Months Ended December 31, 2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$0.05
Repositioning expenses	$1.0	$0.4	$0.6	0.01
Gain on termination and curtailment of pension and other postretirement plans	1.8	0.6	1.2	0.02
Restructuring expenses	0.5	0.2	0.3	—
Pension MTM adjustment and other related costs, net	20.5	7.1	13.4	0.19
Third-party acquisition-related costs	1.8	0.7	1.1	0.02
Amortization of acquired inventory fair value adjustment	1.3	0.5	0.8	0.01
Other financing costs	—	—	—	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	0.8	(0.8)	(0.01)
Adjusted EPS (non-GAAP)				$0.29

	Year Ended December 31, 2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$1.02
Repositioning expenses	$15.3	$5.5	$9.8	0.14
Restructuring expenses	1.9	0.5	1.4	0.02
Gain on termination and curtailment of pension and other postretirement plans	(0.8)	(0.3)	(0.5)	(0.01)
Pension MTM adjustment and other related costs, net	23.2	8.0	15.2	0.21
Third-party acquisition-related costs	2.1	0.8	1.3	0.02
Amortization of acquired inventory fair value adjustment	1.3	0.5	0.8	0.01
Other financing costs	1.2	0.5	0.7	0.01
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	1.2	(1.2)	(0.01)
Adjusted EPS (non-GAAP)				$1.41